Exhibit 99.2

MAY 3, 2023

GLAUKOS CORPORATION (NYSE: GKOS)

FIRST QUARTER 2023 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the Additional Information section of this document.

Conference Call Information

Date: May 3, 2023

Time: 4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers: 1-888-210-2212 (U.S.), 1-646-960-0390 (International)

Confirmation ID: 7935742

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.
Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

MAY 3, 2023

FIRST QUARTER 2023 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic medical technology and pharmaceutical company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	1Q 2023 $73.9 million (+9% reported, +11% constant currency vs. 1Q 2022)
Gross Margin (Non-GAAP)	1Q 2023 83.0% (versus 83.0% in 1Q 2022)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$324.8 million as of March 31, 2023 (versus $359.8 million as of December 31, 2022)
FY2023 Sales Guidance	FY 2023 global consolidated revenues of $295 - $300 million expected (versus $290 - $295 million previously)

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, Non-GAAP OPEX, and Non-GAAP Earnings Per Share to the most directly comparable GAAP financial measure are provided.

MAY 3, 2023

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported first quarter net revenues of $73.9 million that were up 9% on a reported basis or up 11% on a constant currency basis versus 1Q 2022. Our first quarter performance and return to topline growth reflected continued solid execution across our global Glaucoma and Corneal Health franchises.

Franchise Revenue Performance

MAY 3, 2023

U.S. Glaucoma

Our first quarter U.S. Glaucoma net revenues of $35.1 million increased 4% year-over-year versus 1Q 2022 and reflect a combination of macro-economic factors and the execution of our commercial strategies.

In addition to progressing our combo-cataract efforts, we continue to advance iStent infinite® ahead of establishing formal MAC coverage and payment. In parallel, we are accelerating our founding mission at Glaukos, which is to advance glaucoma care by driving intervention of therapies earlier in the treatment paradigm for glaucoma disease, and in turn pioneering a new standalone market over time.

International Glaucoma

Our record first quarter International Glaucoma net revenues were approximately $21.1 million, representing year-over-year reported growth of 20%, or 28% on a constant currency basis, versus 1Q 2022. The strong growth internationally during the first quarter was broad-based, but somewhat offset by unfavorable foreign exchange headwinds.

We remain early in our penetration of the international opportunity and continue to make significant investments in our commercial sales and market access efforts in existing markets globally while selectively pursuing geographic expansion opportunistically.

Corneal Health

Our first quarter Corneal Health net revenues were approximately $17.7 million, representing year-over-year growth of 10% versus 1Q 2022 as our key strategic initiatives continue to take hold in support of this important business. The first quarter performance was driven by U.S. Photrexa® quarterly sales of $14.1 million on year-over-year growth of 8% versus 1Q 2022, along with a continued trend of healthy new U.S. Photrexa account starts.

We continue to focus on expanding access for keratoconus patients suffering from this rare disease.

MAY 3, 2023

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	Advanced initial commercial launch activities in the U.S. for iStent infinite in the first quarter of 2023
✓	Continued commercial activities in the U.S. for iPRIME™ and iAccess™ in the first quarter of 2023
✓	Our teams continue to make encouraging progress with the preparation and planning of the iDose® TR commercial launch targeted for early next year

MAY 3, 2023

2023 Revenue Guidance Raised to Reflect Strong Start to 2023

Glaukos now expects full-year 2023 global consolidated net sales of $295 - $300 million, up from its previous guidance of $290 - $295 million. This upwardly revised guidance attempts to take into consideration:

●	Combo-cataract MIGS competition globally
●	The latest foreign currency exchange spot rates as of our 1Q23 earnings call on May 3, 2023
●	Potential growing contributions from iAccess, iPRIME, and iStent infinite
●	Incremental co-pay assistance for patients in our Corneal Health franchise domestically
●	Customer account staffing constraints
●	The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives

MAY 3, 2023

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

iStent® micro-scale surgical devices
iDose® sustained-release pharmaceuticals
iLution™ transdermal pharmaceuticals
iLink™ bio-activated pharmaceuticals
Retina XR™ bio-erodible sustained-release pharmaceuticals

Glaukos Pipeline Summary

Market	Platform	Product	Indication	U.S. Status
	1 iStent micro-surgical device	iPRIME	Delivery of viscoelastic during ophthalmic surgery	FDA Clearance Received
		iAccess	Manual cutting of TM during ophthalmic surgery	FDA Clearance Received
GLAUCOMA		iStent / iStent inject / iStent inject W	Mild-to-moderate primary open-angle glaucoma in combination with cataract surgery	FDA Approved
		iStent infinite	Glaucoma (failed on prior medical and surgical therapy)	FDA Clearance Received
		iStent infinite	Glaucoma (label expansion)	IDE Planned
		PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	OUS approved US IDE planned
	2 iDose sustained-release pharmaceutical	iDose TR	Ocular Hypertension - Glaucoma	NDA filed
		iDose TREX	Ocular Hypertension - Glaucoma	Pre-clinical
		iDose ROCK	Ocular Hypertension - Glaucoma	Pre-clinical
	3 iLution transdermal sustained-release pharmaceutical	GLK-311	Ocular Hypertension - Glaucoma	IND open
CORNEA		GLK-301	Dry Eye Disease	Phase 2
		GLK-302	Presbyopia	Phase 2
			Blepharitis	Pre-clinical
	4 iLink bioactivated pharmaceutical	Photrexa (Epi-off)	Keratoconus	FDA Approved
		Epioxa (Epi-on)	Keratoconus	1st Phase 3 trial completed 2nd Phase 3 confirmatory trial underway
		Third-Generation	Keratoconus	Phase 2
		iVeena	Keratoconus	Phase 1
RETINA	5 Retina XR bio-erodible sustained-release pharmaceutical	GLK-401 (IVT Multi-Kinase Inhibitor)	AMD, DME, RVO	Pre-clinical
		GLK-411 (IVT Triamcinolone)	DME	Pre-clinical

MAY 3, 2023

Key R&D and Pipeline Updates

We are continuing to prudently invest in and advance our fulsome pipeline of core novel platforms, supported by more than $400 million of investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓	Announced NDA submission for iDose TR (February 2023)
o	Received FDA communication that our NDA submission has been received and accepted for substantive review (April 2023)
o	Expect PDUFA date to be established imminently
✓	Continued strong subject enrollment trends in second Phase 3 confirmatory pivotal trial for Epioxa™ (Epi-on™) to support Epioxa’s future NDA submission
o	Targeted enrollment completion now by mid-year 2023, ahead of our previous expectation of year-end 2023
✓	Advancement of key iLution platform programs
o	Announced promising topline results from Phase 2a first-in-human clinical trial for GLK-301 (iLution – Dry Eye Disease) (January 2023)
o	Completed Phase 2a clinical trial for GLK-302 (iLution – Presbyopia)
o	Open Investigation New Drug (IND) for iLution Travoprost (January 2023)
✓	Continued progress in Phase 2 Corneal Health clinical program for third-generation iLink therapy
✓	PRESERFLO MicroShunt
o	U.S. Investigation Device Excemption (IDE) application planned
o	Regulatory activities to seek approval in Latin America underway

MAY 3, 2023

Clinical Updates

We have been privileged as the corporate founder to pioneer, validate and advance MIGS therapy as a key component of glaucoma management. Our robust and growing body of clinical literature is unparalleled in the MIGS category and now consists of more than 250 clinical peer-reviewed studies supporting the performance of our technologies.

These efforts will be on full display at the American Society of Cataract and Refractive Surgery (ASCRS) annual meeting in San Diego, where an extensive array of symposia highlighting the performance of our novel technologies will be presented. This includes a new sub-group analysis of the combined iDose TR Phase 3 trials which demonstrated statistically significant superiority of iDose TR’s IOP-lowering effect versus current standard-of-care topical prostaglandin therapy. We believe this first-of-its-kind real-world effectiveness data further validates the game-changing potential of iDose TR.

iDose TR

GLAUKOS
TRANSFORMING VISION

Low Compliance with Topical IOP Lowering Medications

- 90% of glaucoma patients are non-compliant with their IOP lowering medication use
- 50% of glaucoma patients discontinue IOP lowering medication use within six months
- Real world IOP lowering effectiveness on pre-study PGAs reflects a combined result of IOP lowering effect and low compliance

iDose demonstrated statistically superior IOP lowering vs pre-study PGAs in two combined Phase 3 trials

IOP VALUES ON PRE-STUDY PGAs, AFTER PGA WASHOUT, AND AFTER 3 MONTHS OF IDOSE TR
IOP (mmHg)
24
22
20
18
16
14
12
10
18.0 mmHg
23.8 mmHg
16.7 mmHg
Pre-study PGAs: -5.8 mmHg
In-Study iDose TR: -7.1 mmHg
(Δ 1.3 mmHg vs pre-study PGAs, p = 0.0003)
Pre-Study PGA
After Washout (Remove pre-study PGA)
iDose Month 3

- 125 subjects across both Phase 3 trials were on a single PGA IOP lowering medication at screening with 18.0 mmHg IOP
- After 4-week washout (PGAs removed), IOP rose to 23.8 mmHg, thus showing **pre-study PGA efficacy of -5.8 mmHg**
- After iDose TR administration, IOP decreased to 16.7 mmHg at 3 months, thus showing **iDose TR in-study efficacy of -7.1 mmHg**
- **iDose TR demonstrated 1.3 mmHg statistically superior IOP lowering vs pre-study PGAs** (p = 0.0003)

iDose TR is not approved by the FDA

© 2023 Glaukos Corporation 7

Another recent clinical highlight is a peer-reviewed study published in the American Journal of Ophthalmology authored by Dr. Ike K. Ahmed titled “Long-Term Endothelial Safety Profiles with iStent inject in Patients with Open-Angle Glaucoma.” This study examined 5-year postoperative safety data of iStent inject, including overall stability, endothelial cell density (ECD) and endothelial cell loss (ECL) in patients with mild-to-moderate primary open-angle glaucoma (POAG), and the authors concluded implantation of iStent inject during phacoemulsification in patients with mild-to-moderate POAG did not produce any device-related complications or ECD safety concerns compared to phacoemulsification alone through 60 months.

MAY 3, 2023

Finally, an abstract also worth featuring was recently presented at the Association for Research in Vision and Ophthalmology (ARVO) annual meeting titled, “Travoprost intraocular implant (iDose TR) delivers therapeutically relevant and durable aqueous humor drug concentration levels at 12 months and demonstrates safety of implant repeat dosing.” The purposes of this prospective, open-label, 24-month clinical study were to determine in vivo drug elution rate and aqueous humor exposure to travoprost free acid and to determine safety of the implant redosing procedure. The authors concluded that concentrations of travoprost free acid were above the established efficacious concentration of 100 pg/ml in most patients at all timepoints, indicating that subjects achieved adequate concentrations to elicit IOP lowering, and the 50% levels of remaining travoprost in explants at the 12-month interim timepoint indicating the potential durability of the efficacious drug delivery for up to 24 months.

MAY 3, 2023

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP or pro forma basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

First quarter 2023 financial performance summary:

1Q 2023: 83% 1Q 2022: 83% YoY ∆: Flat	● Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting
1Q 2023: $52.9M 1Q 2022: $43.1M YoY ∆: +23%
●
+4% sequential increase vs $51.1M in 4Q 2022
●
YoY and QoQ increases reflect commercial and G&A investments globally and new product launch activities
●
Catch-up stock compensation expense related to performance awards (~$2M)

1Q 2023: $35.2M 1Q 2022: $26.8M YoY ∆: +31%
●
(-2%) sequential decrease vs $35.8M in 4Q 2022
●
YoY increase reflects continued investment in and advancement of R&D programs (primarily iDose NDA prep) and clinical trial activities (primarily Epioxa)
●
iDose TR PDUFA filing fee (~$3M)

1Q 2023: $88.1M 1Q 2022: $69.8M YoY ∆: +26%	● +1% sequential increase vs $87.0M in 4Q 2022
Op Loss (Non-GAAP) 1Q 2023: ($26.8M) 1Q 2022: ($13.6M) Net Loss (Non-GAAP) 1Q 2023: ($28.4M) 1Q 2022: ($18.1M) Diluted EPS (Non-GAAP) 1Q 2023: ($0.59) 1Q 2022: ($0.38)
1Q 2023: $6.9M 1Q 2022: $6.6M YoY ∆: $0.3M
●
Capital expenditures remained elevated versus historical levels, a trend expected to continue before moderating to levels more consistent with historical norms over the course of 2023
●
Reflects the substantial completion of new Aliso Viejo, CA facilities, and continued investments in our San Clemente, CA and Burlington, MA facilities

1Q 2023: ~$325M 4Q 2022: ~$360M QoQ ∆: ($35M)	● Operating expenses and elevated capital investments, including annual cash bonus payouts and iDose TR PDUFA filing fee

MAY 3, 2023

Other Important Updates

➢	The Company announced the release of its 2022 Sustainability Report (April 2023)
o	The report highlights the company’s continued commitment and progress on environmental, social and governance (ESG) initiatives in 2022, including:
➢	Expanded Glaukos’ global leave policies to provide fully paid disability leave and leave for caretakers
➢	$9.6 million in product donations to benefit underserved patients around the world
➢	Early completion of greenhouse gas emission inventory at all Glaukos’ locations
➢	Zero product recalls
o	Over the course of 2022, Glaukos continued to invest significant time and resources into advancing our ESG programs that align with our corporate mission and support our key strategic initiatives.
o	Continuing to grow and enhance our ESG policies and programs is a key priority for us now and in the future as we remain focused on how we can better serve all of our stakeholders, including our employees, customers, patients, investors and communities around the globe.
o	For additional information and highlights, please see Glaukos’ 2022 Sustainability Report, which can be found on the company’s website here.
o	Glaukos’ ESG initiatives are overseen by the company’s board of directors.

➢	The Company filed its 2023 Proxy Statement ahead of its 2023 Annual Meeting scheduled to be held on Thursday, June 1, 2023, at 9AM PT (April 2023)
o	For additional information, please see Glaukos’ 2023 Proxy Statement on the company’s website here.

MAY 3, 2023

Additional Information

MAY 3, 2023

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other public health crises on our business; the impact of general macroeconomic conditions including foreign currency fluctuations; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 and 2023 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, iAccess, iPRIME, iStent infinite, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 24, 2023, and will also be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which we expect to file on or before May 10, 2023. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements

MAY 3, 2023

whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period.  See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

MAY 3, 2023

GAAP Income Statement

MAY 3, 2023

GAAP Balance Sheet

GLAUKOS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	March 31, 2023 (unaudited)	December 31, 2022
Assets		
Current assets:		
Cash and cash equivalents	$ 76,398	$ 119,525
Short-term investments	241,371	233,170
Accounts receivable, net	37,852	36,073
Inventory	40,455	37,841
Prepaid expenses and other current assets	19,804	17,250
Total current assets	415,880	443,859
Restricted cash	7,078	7,078
Property and equipment, net	98,331	94,403
Operating lease right-of-use asset	26,640	25,826
Finance lease right-of-use asset	45,996	46,601
Intangible assets, net	301,640	307,869
Goodwill	66,134	66,134
Deposits and other assets	10,893	10,613
Total assets	$ 972,592	$ 1,002,383
Liabilities and stockholders' equity		
Current liabilities:		
Accounts payable	$ 12,029	$ 14,403
Accrued liabilities	50,363	57,956
Total current liabilities	62,392	72,359
Convertible senior notes	281,743	281,400
Operating lease liability	29,475	28,905
Finance lease liability	72,023	72,172
Deferred tax liability, net	7,259	7,264
Other liabilities	11,186	10,278
Total liabilities	464,078	472,378
Stockholders' equity:		
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 150,000 shares authorized; 47,969 and 47,782 shares issued and 47,941 and 47,754 shares outstanding at March 31, 2023 and December 31, 2022, respectively	48	48
Additional paid-in capital	1,008,955	997,470
Accumulated other comprehensive loss	(1,325)	(2,975)
Accumulated deficit	(499,032)	(464,406)
Less treasury stock (28 shares as of March 31, 2023 and December 31, 2022)	(132)	(132)
Total stockholders' equity	508,514	530,005
Total liabilities and stockholders' equity	$ 972,592	$ 1,002,383

MAY 3, 2023

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts and percentage data)
(unaudited)

	Q1 2023								Q1 2022							
	GAAP		Adjustments			Non-GAAP			GAAP		Adjustments			Non-GAAP	
Cost of sales	**$**	**18,071**	$	(5,523)	(a)	$	12,548	**$**	**17,063**	$	(5,551)	(a)	$	11,512
Gross Margin		**75.5%**		7.5%			83.0%		**74.8%**		8.2%			83.0%
Operating expenses:														
Selling, general and administrative	**$**	**53,650**	$	(705)	(b)	$	52,945	**$**	**43,949**	$	(892)	(b)	$	43,057
Research and development	**$**	**35,171**	$	-		$	35,171	**$**	**26,877**	$	(127)	(c)	$	26,750
Litigation-related settlement	**$**	**-**	$	-		$	-	**$**	**(30,000)**	$	30,000	(d)	$	-
(Loss) income from operations	**$**	**(32,993)**	$	6,228		$	(26,765)	**$**	**9,792**	$	(23,430)		$	(13,638)
Net (loss) income	**$**	**(34,626)**	$	6,228	(e)	$	(28,398)	**$**	**5,377**	$	(23,430)	(e)	$	(18,053)
Basic and diluted net (loss) income per share	**$**	**(0.72)**	$	0.13		$	(0.59)	**$**	**0.11**	$	(0.49)		$	(0.38)

(a) Cost of sales adjustments related to the the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets of $5.5 million in Q1 2023 and amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $5.6 million in Q1 2022.

(b) Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets of $0.7 million in Q1 2023 and customer relationship intangible assets and stock-based compensation expense related to replacement awards of $0.9 million in Q1 2022.

(c) Stock-based compensation expense related to replacement awards from the acquisition of Avedro.

(d) Settlement proceeds received related to the Company's patent infringement litigation.

(e) Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2023 and 2022.

MAY 3, 2023

Additional GAAP to Non-GAAP Reconciliations

For Non-GAAP disclosures associated with the company’s past quarterly results, please see reconciliations here.